Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com

Six Flags Delivers Record Full Year 2011 Adjusted EBITDA of $350 Million and Industry-Leading Modified EBITDA Margin of 37.4 Percent

Record Fourth Quarter Revenue and EBITDA Increase 13 Percent and 60 Percent Respectively

GRAND PRAIRIE, Texas — February 15, 2012 — Six Flags Entertainment Corporation (NYSE: SIX) announced today that Adjusted EBITDA(1) reached a record $350 million for full year 2011, an improvement of $55 million or 19 percent over 2010, primarily as a result of higher guest spending and lower cash operating costs. Full year 2011 Modified EBITDA(2) margin, the most directly comparable measure of the parks’ performance, reached an industry high of 37.4 percent—also a record high for the company—and represented a 430 basis point improvement over 2010. Revenue for the full year 2011 increased $37 million to $1.0 billion, representing a 4 percent gain primarily due to a $44 million or 5 percent increase in guest spending, offset by a collective $6 million decline in sponsorship, international licensing, management fees and accommodations revenue.

“With all-time-high guest satisfaction ratings and record financial performance, our team has delivered an exceptional year for guests and shareholders alike,” said Jim Reid-Anderson, Chairman, President and CEO. “I am particularly pleased that we achieved our aspirational Adjusted EBITDA target of $350 million in 2011. Our success is directly attributable to a focused business strategy, quality execution and the dedication of our employees—our company’s most important asset.”

Fourth quarter 2011 Adjusted EBITDA was $35 million, a $13 million or 60 percent improvement over prior year driven by strong revenue growth. Revenue of $138 million increased $16 million or 13 percent. Admissions revenue per capita declined $0.36 or 2 percent to $19.21 due to strong season pass attendance. In-park revenue per capita of $15.61 increased $0.07 while total guest spending per capita of $34.82 declined $0.29 due to the high season pass attendance mix. Guest attendance increased 16 percent to 3.6 million guests. In the quarter, total cash expenses increased $3 million or 3 percent primarily due to higher labor and marketing costs associated with the highly successful expanded Fright Fest and Holiday in the Park offerings.

For the full year 2011, admissions revenue per capita of $22.30 increased $1.24 or 6 percent over 2010 while in-park revenue per capita of $17.03 increased $0.54 or 3 percent. Guest spending per capita for 2011 was $39.33, compared to $37.55 for full year 2010, representing an increase of $1.78 or 5 percent. Full year attendance was 24.3 million guests. Cash expenses decreased $22 million or 3 percent in 2011 primarily due to lower costs associated with marketing, compensation and utility costs.

Cash earnings per share(3) in 2011 was $3.51. Since the company emerged from Chapter 11 on April 30, 2010 with a new capital structure, the comparable prior period cash earnings per share figure is not meaningful. The company believes cash earnings per share is a meaningful metric given the current $1.1 billion accumulated tax loss carryforward and the net depreciation and amortization impacts relating to fresh-start accounting. The 2011 reported loss per share was $0.41.

1

Free Cash Flow(4) was $193 million for full year 2011—an increase of $65 million or 51 percent. Capital expenditures, net of property insurance recoveries, were $91 million for full year 2011.

Net Debt(5) as of December 31, 2011 was $726 million, compared to $784 million as of December 31, 2010 — a reduction of $58 million. In the fourth quarter the company repurchased $18.5 million or approximately 452,000 shares of its stock. During 2011 the company repurchased $60 million of its common stock, paid a $30 million arbitration settlement, incurred $25 million of debt refinancing fees and issued $10 million of dividends. The company had $231 million of cash on hand as of December 31, 2011 and a net debt to Adjusted EBITDA ratio of 2.1 times as compared to 2.7 times as of December 31, 2010.

Recently Announced Events

In December 2011 the company entered into a new $1.135 billion credit facility that, assuming current LIBOR rates, reduces annual cash interest costs by more than $13 million, provides the company incremental financial flexibility, and extends maturities to 2018.

In January 2012 the company’s Board of Directors authorized a four-year, $250 million share repurchase plan.

In February 2012 the company increased its quarterly dividend from $0.06 to $0.60 per common share, representing an annual dividend of $2.40 per share.

Conference Call

At 8:00 a.m. Central Time today, the company will host a conference call to discuss its fourth quarter and full year 2011 financial results. The call is accessible through the Six Flags Investor Relations website at sixflags.com/investors or by dialing 1-888-282-0415 in the United States or +1-415-228-4945 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-800-679-9657 or +1-203-369-3317 through February 22, 2012.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with $1.0 billion in revenue and 19 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest and Holiday in the Park. For more information visit sixflags.com.

Fresh Start Reporting

In connection with the company’s emergence from Chapter 11 on April 30, 2010 and the application of fresh start reporting upon emergence in accordance with FASB ASC Topic 852, “Reorganizations”, the results for the three- and twelve-month periods ended December 31, 2011 and the three- and eight-month periods ended December 31, 2010, respectively (the company is referred to during such periods as the “Successor”) and the results for the four-month period ended April 30, 2010 (the company is referred to during such period as the “Predecessor”) are presented separately. This presentation is required by United States generally accepted accounting principles (“GAAP”), as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh-start reporting. Accordingly, the company’s financial statements after April 30, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11. For illustrative purposes in this earnings release, the company has combined the Successor and Predecessor results to derive combined results for the twelve-month period ended December 31, 2010. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor. The financial information accompanying this earnings release provides the Successor and the

2

Predecessor GAAP results for the applicable periods, along with the combined results described above. The company believes that subject to consideration of the impact of fresh start reporting, the combined results provide meaningful information about revenues and costs, which would not be available if the prior year twelve-month period was not combined to accommodate analysis.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at the company’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at  www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

Footnotes

(1)	See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)	See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(3)

“Cash earnings per share”, which is defined as Free Cash Flow divided by the weighted average shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11.

(4)

The company defines Free Cash Flow as Adjusted EBITDA less capital expenditures (net of property insurance recoveries), cash paid for interest, net and cash taxes. See Note 5 to the following financial statements for a more detailed discussion and definition of Free Cash Flow.

(5)	Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

3

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Three Months Ended
	December 31,
	2011	2010

Theme park admissions	$68,457	$59,971
Theme park food, merchandise and other	55,626	47,613
Sponsorship, licensing and other fees	10,962	11,806
Accommodations revenue	2,516	2,399
Total revenue	137,561	121,789

Operating expenses (excluding depreciation and amortization shown separately below)	69,749	66,729
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	28,929	28,896
Costs of products sold	9,805	9,408
Depreciation	37,131	39,807
Amortization	4,507	4,511
Stock-based compensation	19,945	13,447
Loss on disposal of assets	1,510	10,599
Interest expense, net	15,939	19,354
Equity in loss of investee	98	343
Loss on debt extinguishment	46,520	17,536
Other expense (income), net	266	(4,704)
Restructure (recovery) costs	(60)	5,955

Loss from continuing operations before reorganization items, income taxes and discontinued operations	(96,778)	(90,092)

Reorganization items, net	1,012	2,509

Loss from continuing operations before income taxes and discontinued operations	(97,790)	(92,601)
Income tax expense	6,000	2,634

Loss from continuing operations before discontinued operations	(103,790)	(95,235)

Income from discontinued operations	1,314	50

Net loss	$(102,476)	$(95,185)

Less: Net loss attributable to noncontrolling interests	468	891

Net loss attributable to Six Flags Entertainment Corporation	$(102,008)	$(94,294)

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(102,008)	$(94,294)

Per share - basic and diluted:
Loss from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(1.88)	$(1.69)
Income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.03	$0.00

Net loss applicable to Six Flags Entertainment Corporation common stockholders	$(1.85)	$(1.69)

Weighted average shares outstanding - basic and diluted	54,997	55,713

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Twelve Months Ended		Eight Months Ended	Four Months Ended
	December 31,		December 31,	April 30,
	2011	2010	2010	2010
	Successor	Combined	Successor	Predecessor

Theme park admissions	$541,744	$511,459	$452,189	$59,270
Theme park food, merchandise and other	413,844	400,606	348,552	52,054
Sponsorship, licensing and other fees	42,380	49,136	37,877	11,259
Accommodations revenue	15,206	14,688	9,194	5,494
Total revenue	1,013,174	975,889	847,812	128,077

Operating expenses (excluding depreciation and amortization shown separately below)	397,874	408,186	292,550	115,636
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	160,798	170,301	123,411	46,890
Costs of products sold	77,286	79,097	66,965	12,132
Depreciation	150,952	151,688	106,315	45,373
Amortization	18,047	12,336	12,034	302
Stock-based compensation	54,261	19,386	18,668	718
Loss on disposal of assets	7,615	13,650	11,727	1,923
Interest expense, net	65,217	127,976	53,842	74,134
Equity in loss (income) of investee	3,111	778	1,372	(594)
Loss on debt extinguishment	46,520	18,493	18,493	—
Other expense (income), net	73	154	956	(802)
Restructure costs	25,086	37,417	37,417	—

Income (loss) from continuing operations before reorganization items, income taxes and discontinued operations	6,334	(63,573)	104,062	(167,635)

Reorganization items, net	2,455	(811,994)	7,479	(819,473)

Income from continuing operations before income taxes and discontinued operations	3,879	748,421	96,583	651,838
Income tax (benefit) expense	(8,065)	123,825	11,177	112,648

Income from continuing operations before discontinued operations	11,944	624,596	85,406	539,190

Income (loss) from discontinued operations	1,201	9,194	(565)	9,759

Net income	$13,145	$633,790	$84,841	$548,949

Less: Net income attributable to noncontrolling interests	(35,805)	(34,864)	(34,788)	(76)

Net (loss) income attributable to Six Flags Entertainment Corporation	$(22,660)	$598,926	$50,053	$548,873

Net (loss) income applicable to Six Flags Entertainment Corporation common stockholders	$(22,660)	$598,926	$50,053	$548,873

Per share - basic and diluted:
(Loss) income from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$(0.43)		$0.92	$5.50
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.02		$(0.01)	$0.10

Net (loss) income applicable to Six Flags Entertainment Corporation common stockholders	$(0.41)		$0.91	$5.60

Weighted average shares outstanding - basic and diluted	55,075		55,300	98,054

The following table sets forth a reconciliation of net loss to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	December 31,
	2011	2010

Net loss	$(102,476)	$(95,185)
Income from discontinued operations	(1,314)	(50)
Income tax expense	6,000	2,634
Restructure (recovery) costs	(60)	5,955
Reorganization items, net	1,012	2,509
Other expense (income), net	266	(4,704)
Loss on debt extinguishment	46,520	17,536
Equity in loss of investee	98	343
Interest expense, net	15,939	19,354
Loss on disposal of assets	1,510	10,599
Amortization	4,507	4,511
Depreciation	37,131	39,807
Stock-based compensation	19,945	13,447
Impact of Fresh Start valuation adjustments (2)	393	888

Modified EBITDA (3)	29,471	17,644
Third party interest in EBITDA of certain operations (4)	5,312	4,156

Adjusted EBITDA (3)	$34,783	$21,800
Cash paid for interest, net	(22,862)	(24,855)
Capital expenditures (net of property insurance recoveries in 2010)	(21,891)	(18,381)
Cash taxes	(1,056)	(1,002)

Free Cash Flow (5)	$(11,026)	$(22,438)

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Twelve Months Ended		Eight Months Ended	Four Months Ended
	December 31,		December 31,	April 30,
	2011	2010	2010	2010
	Successor	Combined	Successor	Predecessor

Net income	$13,145	$633,790	$84,841	$548,949
(Income) loss from discontinued operations	(1,201)	(9,194)	565	(9,759)
Income tax (benefit) expense	(8,065)	123,825	11,177	112,648
Restructure costs	25,086	37,417	37,417	—
Reorganization items, net	2,455	(811,994)	7,479	(819,473)
Other expense (income), net	73	154	956	(802)
Loss on debt extinguishment	46,520	18,493	18,493	—
Equity in loss (income) of investee	3,111	778	1,372	(594)
Interest expense, net	65,217	127,976	53,842	74,134
Loss on disposal of assets	7,615	13,650	11,727	1,923
Amortization	18,047	12,336	12,034	302
Depreciation	150,952	151,688	106,315	45,373
Stock-based compensation	54,261	19,386	18,668	718
Impact of Fresh Start valuation adjustments (2)	1,535	4,562	4,562	—

Modified EBITDA (3)	378,751	322,867	369,448	(46,581)
Third party interest in EBITDA of certain operations (4)	(28,417)	(27,826)	(30,571)	2,745

Adjusted EBITDA (3)	$350,334	$295,041	$338,877	$(43,836)
Cash paid for interest, net	(57,950)	(79,365)	(43,611)	(35,754)
Capital expenditures (net of property insurance recoveries)	(91,144)	(79,411)	(42,286)	(37,125)
Cash taxes	(7,945)	(8,073)	(4,068)	(4,005)

Free Cash Flow (5)	$193,295	$128,192	$248,912	$(120,720)

Balance Sheet Data

(In Thousands)

Balance Sheet Data

	December 31, 2011	December 31, 2010

Cash and cash equivalents (excluding restricted cash)	$231,427	$187,061
Total assets	2,648,178	2,733,253

Current portion of long-term debt	35,296	32,959
Long-term debt (excluding current portion)	921,940	938,195

Redeemable noncontrolling interests	440,427	441,655

Total equity	767,148	868,163

Shares outstanding	54,642	55,728

(1)   Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)   Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)   “Adjusted EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, fresh start accounting valuation adjustments, discontinued operations, income tax expense or benefit, reorganization items, restructure costs, other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), amortization, depreciation, stock-based compensation, gain or loss on disposal of assets, interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company (consisting of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”), and (ii) plus the Company’s share of the Adjusted EBITDA of dick clark productions, inc.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that Adjusted EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance.  The Company uses Adjusted EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  In addition, Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit facilities, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Modified EBITDA”, a non-GAAP measure,  is defined as Adjusted EBITDA plus the interests of third parties in the Adjusted EBITDA of the properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, the Lodge plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.).  The Company believes that Modified EBITDA is useful in the same manner as Adjusted EBITDA, with the distinction of representing a measure that can be more readily compared to other companies that do not have interests of third parties in any of their properties or equity investments. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)   Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.

(5)   Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries (which includes $8.0 million of proceeds, in the third quarter of 2010, related to the final settlement of an insurance claim for Six Flags New Orleans), and (iii) cash taxes.  The Company has excluded from the definition of Free Cash Flow the $70.3 million in post-petition interest paid to the holders of the Six Flags Operations notes that were extinguished in April 2010, the deferred financing costs related to the Company’s new debt of $41.8 million incurred in the second quarter of 2010, the deferred financing costs related to the Company’s debt refinancing of $11.8 million incurred in the fourth quarter of 2010 and the deferred financing costs related to the Company’s debt refinancing of $16.0 million incurred in the fourth quarter of 2011 due to the unusual nature of these items.  The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure.  The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.